Exhibit 10.70

EXECUTION

MANDATE LETTER

                                                                                                                                                            December 29, 2006

Mr. Martin Tuchman
Interpool Inc.
211 College Road East
Princeton, NJ 08540

Dear Martin:

           This letter agreement (the “Agreement”), when countersigned by you, will confirm the engagement by Interpool, Inc. (“Interpool”) of Fortis Capital Corp. as structuring agent (hereinafter, the together with its affiliates, “Fortis” or the “Structuring Agent”) in connection with each of the debt facilities (each, a “Facility” and collectively, the “Facilities”) outlined in the Summary of Principal Terms and Conditions (“Term Sheet”) attached hereto as Exhibit A.

           This engagement shall be subject to the following terms and conditions:

1.        Engagement. Interpool hereby appoints Fortis and Fortis agrees to act as the mandated lead arranger and underwriter of all of the Facilities. Until this mandate terminates in accordance with the terms of this Agreement:

(a)	no other person shall be appointed as mandated lead arranger, underwriter, bookrunner, lender, documentation agent, facility agent or swingline agent of the Facilities; and

(b)	except as may be provided in the Fee Letter (defined below) and the Term Sheet, no other compensation shall be paid to any person, in connection with the Facilities.

2.       Fees. In consideration of the foregoing, Interpool will pay the Structuring Agent the structuring fee set forth in the structuring fee letter, dated as of the date hereof, between us and you (the “Fee Letter”).

3.       Clear Market.

Interpool shall not and shall ensure that none of its affiliates shall raise, attempt to raise or enter into discussions to raise, any other financing without the prior written consent of Fortis for the period from: (i) the date of this letter through January 14, 2007; or (ii) in the event a commitment letter regarding the Facilities (the “Commitment Letter”) is signed by Fortis and Interpool, the earlier of the date that Interpool draws down under the Facilities or this Agreement and the Commitment Letter are otherwise terminated per Section 7 below. Notwithstanding anything to the contrary herein, nothing herein shall in any way prohibit Interpool from: (A) entering into TRAC leases on such terms and in such amounts as is consistent with past practices provided that: (i) with regard to such TRAC Leases entered into after the date hereof and prior to January 2, 2007, Interpool shall use its best commercial efforts to ensure that (a) there are no restrictions on Interpool’s ability to collaterally assign its leasehold interests therein other than that the assignee must be a bank or financial institution with a certain minimum net worth and that Interpool (and/or its affiliate) remains primarily liable under such TRAC Lease and (b) any financial covenants are no more restrictive than those financial covenants in the TRAC Leases entered into by Interpool since December 31, 2005; and, (ii) with regard to those TRAC Leases entered into on and after January 2, 2007, Interpool shall ensure that (y) there are no restrictions on Interpool’s ability to collaterally assign its leasehold interests therein other than that the assignee must be a bank or financial institution with a certain minimum net worth and that Interpool (and/or its affiliate) remains primarily liable under such TRAC Lease and (z) any financial covenants are no more restrictive than those financial covenants in the TRAC Leases entered into by Interpool since December 31, 2005; (B) amending and restating its existing chassis revolving credit facility with National City Bank to, among other things, allow Interpool Containers Limited to finance containers and container finance leases thereunder provided that, Interpool shall ensure that there are no restrictions on its ability to prepay such revolving credit facility without penalty (excepting any breakage costs that may be assessed if the facility is prepaid on a date other than at the end of an interest period); and/or, (C) discussing, negotiating, documenting or closing any transactions with third parties relating to or in connection with an equity investment in Interpool.

4.        Fees, Costs and Expenses. All fees shall be paid in accordance with the Fee Letter and the Term Sheet.

5.        Syndication. Although Fortis has agreed to provide the entire amount of the Facilities, Interpool shall give any assistance which Fortis reasonably requires in relation to the syndication of the Facilities including, but not limited to:

(a)

the preparation of an information memorandum containing all relevant information regarding Interpool and the Facilities (including projections) including, but not limited to, information about Interpool (including its management and information systems) and how the proceeds of the Facilities will be applied (the “Information Memorandum”). Interpool shall approve the Information Memorandum before Fortis distributes it to potential lenders on Interpool’s behalf;

(b)	providing any information reasonably requested by Fortis or potential lenders in connection with syndication;

(c)

making available the senior management and representatives of Interpool for the purposes of giving presentations to, and participating in meetings with, potential lenders at such times and places as Fortis may reasonable request; and

(d)	using commercially reasonable efforts to enable the syndication of the Facilities to benefit from Interpool’s existing lending relationships.

6.       Information.

          6.1        Interpool represents and warrants, to its knowledge, that as of the date of this Mandate Letter:

(a)	any written factual information provided to Fortis by Interpool with respect to the Facilities (the “Information”) is true and accurate in all material respects as of the date it was prepared;

(b)	nothing has occurred or has been omitted and no information has been given or withheld that results in the Information being untrue or misleading in any material respect; and

(c)

any financial projections contained in the Information have been prepared in good faith on the basis of recent historical information and/or prior industry experience and on the basis of assumptions that Interpool believes to be reasonable.

          6.2        Interpool shall, promptly upon becoming aware thereof, notify Fortis in writing if any representation and warranty set out in paragraph 6.1, is incorrect in any material respect and shall promptly supplement such Information.

          6.3        Interpool acknowledges that Fortis will be relying on the Information without carrying out any independent verification; provided, however, that Fortis shall be entitled to conduct any such independent verification in its discretion.

7.      Termination of Engagement. Either Fortis or Interpool may terminate this Agreement if the Commitment Letter is not signed by both parties on or before January 15, 2007. At any time following the execution of the Commitment Letter and payment of the first installment of the Structuring Fee and upon 10 days prior written notice to Fortis, Interpool may terminate this Agreement and the Commitment Letter in its sole discretion. Upon such termination, Fortis shall return to Interpool Five Hundred Thousand Dollars ($500,000) of the first installment of the Structuring Fee (and Fortis shall retain the balance) and Interpool shall be responsible for all reasonable out of pocket expenses and reasonable legal expenses of Fortis (as further set forth in the Term Sheet) from the date the Mandate Letter is executed by Interpool through the date of termination. At any time following the execution of the Commitment Letter and payment of the first installment of the Structuring Fee and upon 10 days prior written notice to Interpool, Fortis may terminate this Agreement and the Commitment Letter upon a failure in the satisfaction of any of the conditions set forth in the third (3rd) paragraph of the Commitment Letter. Upon such termination, Fortis shall return to Interpool Five Hundred Thousand Dollars ($500,000) of the first installment of the Structuring Fee (and Fortis shall retain the balance) and Interpool shall be responsible for all reasonable out of pocket expenses and reasonable legal expenses of Fortis (as further set forth in the Term Sheet) from the date the Mandate Letter is executed by Interpool through the date of termination.

8.        Other Agreements.  (a)  Indemnification. Interpool hereby agrees to indemnify and hold harmless each of the Structuring Agent, their affiliated companies, and each of the Structuring Agent’s and such affiliated companies’ respective officers, directors, agents, employees, and controlling persons (within the meaning of each of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Act), and the successors and assigns of the foregoing persons (each of the foregoing being hereinafter referred to as an “Indemnified Person”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including fees, disbursements, and other charges of counsel), actions (including actions brought by Interpool or Interpool’s equity holders or derivative actions brought by any person claiming through Interpool or in Interpool’s name), proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as “Liabilities”), based solely upon any Indemnified Person’s role under this Agreement; provided, however, that, so long as Interpool shall have materially complied with Interpool’s obligations under this Agreement, Interpool shall not be liable under this paragraph to the extent that it is judicially determined that any such Liabilities resulted from the willful misconduct or gross negligence of an Indemnified Person. In connection with Interpool’s obligation to indemnify for expenses as set forth above, Interpool further agrees to reimburse each Indemnified Person for all such expenses (including reasonable fees, disbursements, and other charges of one counsel) as they are incurred by such Indemnified Person; provided, however, that if an Indemnified Person is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent of a judgment or determination that the Liabilities in question resulted from the willful misconduct or gross negligence of such Indemnified Person.

           (b)     Other Services. Nothing in this Agreement is intended to obligate or commit the Structuring Agent, or any of its respective affiliates, to provide any services other than as set forth herein.

           (c)     Cooperation. Interpool undertakes and agrees to cooperate in good faith with the Structuring Agent, to the fullest reasonable and practical extent, (1) in the preparation of necessary documentation for the Facilities; (2) in the furnishing of information reasonably required by the Structuring Agent in connection with its engagement hereunder; and (3) to complete the Facilities.

           (d)     Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law provisions contained therein. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Interpool and the Structuring Agent consent to the jurisdiction of such courts and personal service with respect thereto. Interpool hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Structuring Agent or any other indemnified party hereunder. Each of the Structuring Agent and Interpool waive all right to trial by jury in any proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

           (e)     Advice. For the avoidance of doubt, the duties and responsibilities of the Structuring Agent will not include (i) giving tax, legal, regulatory, accountancy or other specialist or technical advice or services; or (ii) giving general financial or strategic advice, other than as to the structuring of the Facilities. Interpool confirms that it will rely on its own counsel, accountants and other similar expert advisors for the type of advice specified in the preceding sentence.

           (f)     Relationship Between the Parties. Interpool hereby agrees that the Structuring Agent is being engaged hereunder solely to provide the services described herein to Interpool and that the Structuring Agent is not acting as an agent or fiduciary of, or have any duty or liability to, any third party in connection with its engagement hereunder, each of which are hereby expressly disclaimed. The parties further agree that neither this Agreement nor any other operation hereunder shall create a general or limited partnership, association, or joint venture relationship between the parties.

           (g)     Miscellaneous. Except as otherwise specified herein, the term “affiliate” as used herein shall have the meaning ascribed to such term in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof, and cannot be amended or otherwise modified except in writing executed by the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors or assigns, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by the Structuring Agent under this Agreement. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

           (h)     Survival. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, submission to jurisdiction and choice of law, and the obligations of the parties to pay indemnities, fees and/or reimburse expenses shall survive the expiration or termination of this Agreement.

           (i)     Headings. The paragraph headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

           (j)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

           (k)     Potential Conflicts. Interpool acknowledges that Fortis and its subsidiaries, branches and affiliates are involved in a wide range of commercial banking, investment banking and other activities (including investment management, corporate finance and securities issuing, trading and research) from which conflicting interests or duties may arise. Interpool further acknowledges that Fortis shall not have any duty to disclose to Interpool or utilize for Interpool’s benefit any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business.

           We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGE(S) FOLLOW]

Very truly yours,
FORTIS CAPITAL CORP.
By: __________________________________ Name: ____________________________ Title: _____________________________
By: __________________________________ Name: ____________________________ Title: _____________________________
Accepted and Agreed to: INTERPOOL, INC. By: _____________________________ Name: ___________________________ Title:____________________________

EXHIBIT A

Summary of Principal Terms and Conditions

[See Attached]